UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Global Traffic Network, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-1117834

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

7251 West Lake Mead Boulevard, Suite 300 Las Vegas, Nevada	89128

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number to which this form relates:	333-130417

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of Registrant’s securities under this Item 1 is incorporated by reference to the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-130417), as originally filed with the Securities and Exchange Commission on December 16, 2005, or as subsequently amended, including any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such registration statement.
Item 2. Exhibits.

Exhibit No.	Description Of Document
2.1	Certificate of Incorporation of Global Traffic Network, Inc. (1)
2.2	Bylaws of Global Traffic Network, Inc. (2)
2.3	Form of Specimen Stock Certificate. (3)

(1) Incorporated by reference to Exhibit 3.1 to the Registration Statement.

(2) Incorporated by reference to Exhibit 3.2 to the Registration Statement.

(3) Incorporated by reference to Exhibit 4.1 to the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL TRAFFIC NETWORK, INC.
Dated: March 13, 2006	By:	/s/ William L. Yde III
William L. Yde III, Chief Executive
Officer

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